SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: December 13, 2001

                         Corgenix Medical Corporation
            (Exact Name of registrant as specified in its charter)


       Colorado             000-24541            93-1223466
   (State or other       Commission File      I.R.S. Employer
   jurisdiction of           Number)        Identification No.)
    incorporation)

12061 Tejon St.
Westminster, Colorado 80234
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant's telephone number including area code)

Item 7.         Financial Statements and Exhibits

(c)   Exhibits.

      No.  Description

99.1 Shareholder presentation materials of the President of Corgenix Medical Corporation used on December 11, 2001.

99.2 Press Release dated December 13, 2001 "Corgenix Presents Fiscal Year 2001 Results and Discusses Future Growth at Shareholder Meeting--Company sets January 14 as record date for reverse stock split

Item 9.         Regulation FD Disclosure

      On December 11, 2001, Corgenix Medical Corporation management met with shareholders at its' annual shareholders meeting. A copy of the presentation materials of the company's President that were used at that meeting is filed as
Exhibit 99.1 hereto.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      DATED, this 13th day of December, 2001.

                                    Corgenix Medical Corporation
                                    By:  /s/ Douglass T. Simpson
                                           Douglass T. Simpson
                                           President

                                  EXHIBIT 99.1

   Slide 1. Plan and results for year 2001

   1. Demonstrate minimum 20% growth in sales from 2000 with 10% net income on annual basis - grew revenues 19.3% from prior year; 7% net income 2. Continue sales growth and positive operating income on quarterly basis - [see chart]
   3. Continue with successful cash management and cost control procedures; strengthen balance sheet to CA/CL ratio > 1.0 and improve cash reserves - CA/CL ratio 1.2; cash reserves increase from $47,000 to $320,000 4. Launch 2 fully functional e-commerce sites - first site opened 4th quarter (Sports-N-Fitness.com) 5. Reduce dependency on sales to Japan by 5% - reduced from 17% of sales to 12.5% of sales 6. Re-file FDA application for 2 products
   - re-filed 2 anti-prothrombin assays; received FDA clearance 4Q 7. Upgrade manufacturing system - new system installed 1Q02 8. Pass FDA audit if scheduled - not yet scheduled 9. Continue fund raising, strategic relationship efforts and investor relations activities - ongoing; raised $496,000 through private sale of common stock 10. Prepare revised 5-year plan for growth - ongoing 11. Ensure Corgenix UK is profitable by year end - positive earnings second half of year 12. Complete facilities plan - done; coincides with upgrade to manufacturing system


   Slide 2. Chart of revenues by quarter, fiscal year 2001 vs 2000


   Slide3. Additional Accomplishments in 2001

   1. Negotiated worldwide HA license agreement with Chugai 2. Negotiated joint development program - proof of principle adapting Corgenix technology and products to partner's proprietary platform 3. Established additional strategic relationships with unique technologies for future collaboration, development and commercialization 4. Made significant advance in preparation for CE marking of Corgenix products for EU 5. Expanded and strengthened worldwide distribution network and OEM partnership strategies


   Slide 4. Plan for year 2002

   1. Grow revenues 20% to $5.1 million with 7% net income 2. Continuous sales growth and positive operating income quarterly 3. Continue with successful cash management and cost control procedures 4. Launch Corgenix On-Line for base business 5. Obtain FDA clearance for HA rheumatology use; complete clinical studies and submit application for liver disease use 6. Add additional strategic relationships 7. Pass FDA audit; obtain ISO 9001 re-certification, and certification for EN 46001 and ISO 13485 8. Obtain shareholder approval for reverse stock split 9. Consummate acquisition of product line, division or company synergistic with our Company 10. Continue fund raising, strategic relationship efforts and investor relations activities 11. Expand and strengthen Board of Directors


   Slide 5. Review of year 2002 - year to date

   1. First quarter showed sales growth and profitability; on line to meet quarterly and annual financial goals 2. Worldwide launch of HA product progressing 3. Rheumatology application for HA submitted to FDA 4. Corgenix On-Line development ahead of schedule 5. FDA inspection still delayed (almost 2 years) 6. New ISO auditor selected 7. Board of Directors restructured


   Slide 6. Chart of revenues and earnings, first quarter 2002 vs 2001

                                  EXHIBIT 99.2


                                  PRESS RELEASE
                               NASD (OTC BB) COGX

FOR IMMEDIATE RELEASE
Corgenix Presents Fiscal Year 2001 Results and Discusses Future Growth at Shareholder Meeting Company sets January 14 as record date for reverse stock split

DENVER, Colorado - December 13, 2001 -- Corgenix Medical Corporation (OTC BB:
COGX) discussed fiscal year 2001 operating results and its growth plans at its Annual Shareholders Meeting held December 11, 2001. At the meeting, Shareholders re-elected Luis Lopez M.D., Douglass Simpson and Jack Payne to the Board of Directors, and a new director, Wendell Gardner also was elected. Shareholders authorized the Board, in its discretion, to effect a one-for-five reverse stock split of the Company's common stock, and ratified the appointment of KPMG LLP as the Company's independent public accountants.

In a presentation to those in attendance, Douglass T. Simpson, Corgenix President and COO, reviewed the major achievements of 2001:

o Financial performance: Revenues in FY 2001 increased 19.3% to $4.2 million with 7.0% net income; all four fiscal quarters exceeded revenues from the prior year; the ratio of the Company's current assets to current liabilities improved to 1.2, and the cash reserves increase from $47,000 in 2000 to $320,000 in 2001.
o Product Marketing and Distribution: Worldwide sales growth resulted from the contribution of new diagnostic products, the addition of several new major private label agreements, and the expansion of the Company's international distributor network managed by Corgenix UK, the Company's subsidiary in England. In addition, the Company executed an important technology license agreement for its Hyaluronic Acid diagnostic product.
o Product Development: Two new novel diagnostic products were cleared by the US Food and Drug Administration for marketing in the US.

In reviewing Corgenix's strategy for growth, Mr. Simpson indicated that diagnostic product development would continue to build on the Company's core ELISA technology including new products for immunology and vascular disease. He said that the Company had recently established several important new strategic relationships with large healthcare companies, and that the Company was looking at other development and licensing possibilities which could potentially expand the market potential for Corgenix technology.

Mr. Simpson then listed the Company's major goals for the new fiscal year ending June 30, 2002 including a 20% growth of revenues to $5.1 million with 7% net income, continuation of current cash management and cost control procedures, submission of additional diagnostic products to the FDA and development of new and expanded strategic relationships. In addition, Mr. Simpson reaffirmed the Company's interest in the acquisition of synergistic product lines, divisions or other companies.

The record date for the one-for-five reverse split will be January 14, 2002.

Corgenix Medical Corporation is based in metropolitan Denver, with its international marketing office near Cambridge, England. Corgenix is focused on the development and promotion of specialized diagnostic test kits for vascular diseases and immunological disorders. Corgenix diagnostic products are commercialized for use in clinical laboratories worldwide.

Statements in this release that are not strictly historical are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and should be considered as subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual and Quarterly Reports on Form 10-KSB and Form 10-QSB.

Complete copies of the Corgenix Medical Corporation Form 10-KSB and 10-QSB are available at www.sec.gov, or can be obtained by contacting Chris Wolfe, investor relations manager of Corgenix: phone (303) 457-4345 ext. 147, or e-mail at cwolfe@corgenix.com.

SOURCE: Corgenix Medical Corporation